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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574) and on Form S-4 (333-1928) of U.S. Office Products Company of our report dated November 10, 1995, except for Notes 10 and 11 as to which the date is July 11, 1996, relating to the financial statements of International Interiors, Inc., which appear in the Current Report on Form 8-K, of U.S. Office Products Company.

/s/ Petherbridge, Davis & Company

Petherbridge, Davis & Company, P.A.
Jacksonville, Florida
September 23, 1996